Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald Walford, Chief Executive Officer and Acting Chief Accounting Officer of T-Rex Oil, Inc. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

1.             The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.             Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

                /s/ Donald Walford

Donald Walford

Chief Executive Officer & Acting Chief Accounting Officer

Dated:  November 16, 2015